EXX.COM, LLC
BALANCE SHEET
AS OF SEPTEMBER 30, 2009

(Unaudited)
2009
ASSETS
Current Assets
Cash	$15,220
Accounts receivable, net of allowance for doubtful
accounts of $20,000	101,910

Total current assets	117,130

Equipment, net	83,600

Other Assets	8,919

Total assets	$209,649

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$747,454
Due to affiliate	266,355
Capital Leases, current	6,549
Loans payable	144,301
Total current liabilities	1,164,659
Long term liabilities
Capital Leases, long term	-
Total long term liabilities	-
Members' equity (deficit)
Members' capital (deficiency)	(955,010)
Total members' equity (deficit)	(955,010)

Total liabilities and members' equity	$209,649

Other income (expense):
Interest income	339
Interest expense	(10,799)

Total other income (expense)	(10,460)

Net loss	(569,096)

Members' equity (deficit), beginning of period	(567,135)
Contributions	415,678
Distributions	(234,457)

Members' equity (deficit), end of period	$(955,010)

EXX.COM, LLC
STATEMENT OF OPERATIONS & MEMBERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30,

(Unaudited)
2009
Revenue

Total Revenue	788,279

Cost of goods sold:
Software expenses	66,840
Trading expenses	483,087
Consulting fees	93,544
Licenses and exchange fees	161,020
Depreciation and amortization	36,747

Total cost of goods sold	841,238

Gross loss	(52,959)

Research & development-software	197,558

Operating expenses:
Live testing - software	176,500
General & administrative expenses	131,619

Loss before other income (expense)	(558,636)

Other income (expense):
Interest income	339
Interest expense	(10,799)

Total other income (expense)	(10,460)

Net loss	(569,096)

Members' equity (deficit), beginning of period	(567,135)
Contributions	415,678
Distributions	(234,457)

Members' equity (deficit), end of period	$(955,010)

EXX.com, LLC
Notes to Financial Statements

1.          Summary of Significant Accounting Policies

Nature of Operations

The Company provides advanced connectivity and software solutions to small and medium sized stock brokerage, arbitrage, investment banking firms, and Hedge Funds in major American markets from offices in Ramsey, NJ.  The Company's mission is to build autonomous, efficient, reliable and cost effective trading platforms in order to achieve Straight Through Processing (STP) in the financial industry. The Company's main business is customizing proprietary platforms so from one program STP is enabled across all the financial networks.

The Company is a Limited Liability Company (LLC) and as such no member will be bound by, or be personally liable for the expenses, liabilities or obligations of the Company.  The latest date on which the limited liability company is to be dissolved and its affairs wrapped up is December 31, 2042.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be a Limited Liability Company (LLC) for both federal and state tax purposes. In lieu of corporate income taxes, the members of an LLC are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

Concentration of Credit Risk

The Company maintains cash balances at a financial institution located in New Jersey. Accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $250,000.  As of September 30, 2009 there were no deposits uninsured.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

EXX.com, LLC
Notes to Financial Statements

1.	Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are presented at their net realizable value.  Doubtful accounts are written off in the year in which they are deemed uncollectible.  Subsequent collections of accounts previously written off are recognized as income in the year in which payments are received.

The Company assesses the need for an allowance for doubtful accounts based upon a review of their outstanding receivables, historical collection information and the economic conditions.  There is a $20,000 provision for doubtful accounts at September 30, 2009.

Equipment and Depreciation

Equipment is carried at cost.  Depreciation is computed by straight-line methods using estimated useful lives of generally 5 to 10 years for machinery and equipment.  Equipment under capital leases are amortized over the shorter of the lease term or the estimated useful life.  Expenditures for major renewals and betterments that extend the useful lives of equipment are capitalized.  Expenditures for maintenance and repairs are charged to expenses as incurred.

Other Assets

Other assets include a deposit on a trade show booth at September 30, 2009.

Revenue Recognition

The Company records the revenues on its software hosting and other services when there is persuasive evidence of an arrangement, the fees are fixed or determinable, the services have been delivered and collectability is reasonably assured.

The Company's software hosting contracts include the right to use the software and are generally multiple element arrangements, which provide for certain deliverables to the customer that may include software support, enhancements, training and website maintenance.  The Company does not allow the customers to take possession of the Company's software at any time, therefore, the Company applies FASB Accounting Standards Codification (“ASC”) 985-605-55 Software Revenue Recognition, par.119, Hosting Arrangement,  to the Company's current customer agreements and arrangements.

EXX.com, LLC
Notes to Financial Statements

1.	Summary of Significant Accounting Policies (continued)

Revenue Recognition(continued)

Since they include multiple deliverables, these arrangements are accounted for in accordance with ASC 605-25 Revenue Recognition, Multiple-Element Arrangements.  ASC 605-25 requires that the Company assess whether the different elements qualify for separate accounting.  The Company has vendor-specific objective evidence of fair value for each element, and each element has value to each customer on a standalone basis so they each qualify for separate accounting.  The various elements are recognized as revenue as follows:

Professional user charges are license fees for the right to use the software and are recognized based on a fixed monthly fee for hosting services performed over the duration of the contract.

Software consulting revenue is from time and materials service contracts and other services and is recognized as services are provided based on the relative fair value of this element.

Web page maintenance is revenue for software support and reporting compliance services provided on a consistent monthly basis, and revenue is recognized on a monthly basis based on the relative fair value of this element.

Revenue for user fees and connectivity are generated from hosting services that allow customers to monitor and analyze their trading and data usage.  Revenue for user fees are based on fixed connection fees incurred from providing hosting services and revenue for connectivity charges are based on fees for actual trading activity.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs for the nine months ended September 30, 2009 were $3,286.

Software Development Costs

The Company capitalizes its software development costs consistent with the provisions of ASC 350-40, Internal-Use Software. Costs incurred during the preliminary project stage are expensed as incurred, while application stage projects are capitalized. The costs capitalized during the application stage are generally related to consulting services directly associated with the development of the software. For the nine months ended September 30, 2009, the Company did not determine any costs to be capitalized. Amortization of any future capitalized costs would commence once the related software is placed in service and would be amortized using the straight-line method over the estimated useful life of the software.

EXX.com, LLC
Notes to Financial Statements

2.         Equipment

As of September 30, 2009, equipment consisted of the following:

2009

Computer Equipment                                                             $238,700

Accumulated Depreciation                 (155,100)

                            83,600

Depreciation expense for the nine months ended September 30, 2009 was $36,747.  Included in the depreciation expense figures is the amortization of equipment under capital lease for the nine months ended September 30, 2009 in the amount of $9,970.

3.	Loans Payable

The Company received short term borrowings from several parties during 2008, which had a balance of $144,301 at September 30, 2009.  No interest is due on $40,000 of these borrowings, which are due to related parties (see Note 4).

Included in the balance above is a loan payable due to an LLC at September 30, 2009 in the amount of $104,301 which includes accrued interest at 8% per annum.  The principal and accrued but unpaid interest on this loan is due on June 13, 2010.  The loan carries a default rate of 18% upon default of payment or other event of default.

Net Executions, LLC, a company wholly-owned by the sole members of the Company loaned the Company $15,388 during 2008. This loan was forgiven during 2009, increasing members’ capital.

EXX.com, LLC
Notes to Financial Statements

4.           Related Party Transactions

The majority of EXX.com's revenue came from Divine Capital Markets, LLC (“Divine Capital”).    The former sole members of EXX.com were principals in Divine Capital. The total revenue earned from Divine Capital for the nine months ended September 30, 2009 and balances due as of September 30, 2009 were as follows, representing 64% of the Company's 2009 revenue and 41% of the Company’s net Accounts Receivable:

Activity for the nine months ended September 30,

2009

Revenue                                                                                      $506,133

Balance, September 30,                                                                2009

Accounts Receivable                                                                 $  50,000

In addition, currently some of the Company's loans payable were provided by related parties.  A former member's wife provided a loan of $75,000 to the Company in 2008, which had a remaining balance of $40,000 as of September 30, 2009.

EXX.com, LLC
Notes to Financial Statements

5.           Commitments and Contingencies

Leases

We have entered into an operating lease agreement and capital leases for certain equipment. The remaining minimum fixed commitments related to all non-cancellable leases at September 30, 2009 are as follows:

	Operating	Capital
Twelve Months Ending December 31,	Leases	Leases

2009	$4,443	$2,752
2010	2,962	3,797
2011	—	—
2012	—	—
2013	—	—
Thereafter	—	—

Total minimum lease payments	$7,405	$6,549

During 2008 we entered into a capital lease agreement for the purchase of equipment valued at $15,261. The lease was classified as a capital lease pursuant to the criteria in SFAS No. 13. Accordingly, we recorded the lease liability at the fair market value of the underlying assets on our balance sheet.

During 2008 we entered into an operating lease for the purchase of equipment. The agreement is effective April 2008 and expires in two years, with rentals of $1,481 per month and a buyout option upon lease expiration at fair market value.

Rental expenses for the above leases included in operating expenses were $13,329 for the nine months ended September 30, 2009.

EXX.com, LLC
Notes to Financial Statements

5.           Commitments and Contingencies (continued)

             Agreements

On November 13, 2008, the Company entered into an equity ownership agreement with Strasbourger PearsonTulcin Wolff (SPTW) in order to raise funds to promote revenue growth.  In order for 40% of equity interest to pass to SPTW, SPTW must raise $2,000,000 in funds over a specific time frame (see Note 6).  The Company paid $30,000 to SPTW in November of 2008, which was fully incurred as legal fees in 2008.

On November 15, 2008, the Company entered into a Master Licensing and Services Agreement for real time market data delivery software with Spryware, LLC ("Spryware").  The Company is obligated to pay $67,200 in 2009 for the contracted services.  The agreement is automatically renewable annually unless 30 days notice of cancellation is provided.

On January 1, 2009, the Company entered into an Independent Contractor Execution Consultant Agreement with Three Rivers Partners LLC ("Three Rivers").  The Company is obligated to pay Three Rivers $25,000 per month for a one year period for services rendered.  The total amount required to be paid by the Company in 2009 is $300,000.

6.	Subsequent Event

On October 1, 2009, StarInvest Group, Inc. ("StarInvest") executed a Purchase Agreement with EXX.com, LLC ("EXX").  James Dovico and Douglas Carter (together, the "Sellers") pursuant to which StarInvest acquired all the membership interests of EXX from the Sellers.  StarInvest consummated the transaction by issuing the two members of EXX 82,000,000 shares of common stock of StarInvest.  The Sellers elected to give 32,800,000 of their shares of common stock of StarInvest to SPTW, representing the 40% equity interest from the equity ownership agreement.

As a result of the acquisition, EXX becomes a wholly-owned subsidiary of StarInvest and the members of EXX are now the majority shareholders of StarInvest.